                                                                    EXHIBIT 10.8


                                    LEASE


     THIS LEASE made and entered into this 20th day of JULY, 1994 by and between SID MOTEL herein termed the Lessor and PRO-TECH SYSTEMS herein termed the Lessee, each in consideration of the agreements to be performed by the other, hereby agree:

     1. Property and Term: The Lessor hereby leases to the Lessee the following described premises: 3309 Industrial 25th Street
                               Fort Pierce, FL

for the term beginning at 12:01 A.M. on SEPTEMBER 1, 1996 and ending at 11:59 P.M. on NOVEMBER 30, 1997.

     2. Rent: The Lessee will pay to the Lessor as rent for the property leased during the term, the total amount of SIXTEEN THOUSAND DOLLARS ($16,000.00) paying $666.67 plus sales tax on the first day of each month.

Due upon lease execution:  $  736.67 - First month's rent & sales tax
                           $  706.67 - Last month's rent & sales tax
                           ---------
                           $1,413.33

     Lessee agrees to pay all applicable sales tax in regards to said monthly rental payments at the same time said monthly rental payments become due.

     In the event that any rent payment shall become overdue for a period in excess of five (5) days, then, at Landlord's option, a "late charge" of five percent (5%) of such payment for such period of thirty (30) days or any part thereof, shall become immediately due and owing to Landlord, as additional rent.

                                     (1)
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        3.  Use:  The Lessee will use the property only for light electronic research and development, and shall not make or suffer any unlawful, improper or offensive use of the premises, or any use or occupancy thereof contrary to any law of the State of Florida, or any ordinance of the City or County wherein said demised premises are situated.

        4. Assignment or Subleasing: No assignment of this lease or subleasing any part of the leased property, by the Lessee or any assignee or sublessee, shall be valid without the written consent of the Lessor. No assignment or subleasing shall relieve the assignor or sublessor of any obligation under this Lease. Each assignee or sublessee shall, by assuming that status, become obligated to perform every agreement of this lease to be performed by the Lessee; except that a sublessee shall be obligated to perform them only insofar as they relate to the part of the property subleased and the rent required by the sublessee, and shall be obligated to pay rent directly to the Lessor only after default in payment by the sublessor with written demand from the Lessor to pay rent directly to the Lessor.

        5. Access by Lessor: The Lessor may enter, inspect and make such repairs to the leased property as the Lessor may reasonably desire, at all reasonable times.

        6. Repairs: The Lessor will maintain the exterior of the leased building, including the roof and exterior walls, in good and substantial repair. The Lessee will maintain the interior of the leased property, including interior ceilings, walls, floors, fixtures, pipes, doors and windows, (including plate glass windows), in good and substantial repair. Interior fixtures and pipes are those that project from the ceilings, walls and floors into the room; exterior fixtures and pipes include those concealed behind, over or under the interior ceilings, walls and floors. The Lessee will maintain all plate glass

                                     (2)
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windows and other windows in the leased property in good and substantial repair and will replace all broken windows regardless of the cause of breaking. The agreements to repair in this paragraph, except for damage or breaking of plate glass or other windows not caused by fire, do not apply to any damage caused by fire or other casualty.

        7. Damage by Fire or Other Casualty: If the leased property is damaged by fire or other casualty to the extent of twenty per centum or more, the Lessor shall have the option to rebuild and repair the leased property or to terminate this lease; if damaged to a lesser extent, the Lessor will rebuild and repair. In the event of damage by fire or other casualty, the rent payable under this lease shall abate, in proportion to the impairment of the use that can reasonably be made of the property for the purpose permitted by this lease, until the property is rebuilt and repaired (or until the lease is terminated, if terminated in accordance with this paragraph).

        8. Waiver and Exemption: Any constitutional or statutory exemption of the Lessee or any assignee or sublessee, of any property usually kept on the leased premises, from distress or forced sale is waived.

        9. Addresses: All rent payable and notice given under this lease to the Lessor shall be paid at place as the Lessor shall specify in writing. All notices given under this lease to the Lessor or any assignee or sublessee of the Lessee shall be given at the leased premises. Any notice properly mailed by registered mail, postage and fee prepaid, shall be deemed delivered when mailed, whether received or not.



                                     (3)
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        10.     Remedies for Failure to Pay Rent:  If any rent required by this lease shall not be paid when due, the Lessor shall have the option to:

        (a) Terminate this lease, resume possession of the property for his own account, and recover immediately from the Lessee the difference between the rent specified in the lease and the fair rental value of the property for the remainder of the term, reduce to present worth.

        (b) Resume possession and re-lease or rent the property for the remainder of the term for the account of the Lessee, and recover from the Lessee, at the end of the term or at the time each payment of rent comes due under this lease as the Lessor may choose, the difference between the rent specified in the lease and the rent received on the re-leasing or renting.

        In either event, the Lessor shall also recover all expenses incurred by reason of the breach, including reasonable attorneys' fees.

        11. Remedies for Breach of Agreement: If either the Lessor or the Lessee shall fail to perform, or shall breach any agreement of this lease other than the agreement of the Lessee to pay rent, for ten (10) days after a written notice specifying the performance required shall have been given to the party failing to perform; the party so giving notice may institute action in a Court of competent jurisdiction to terminate this lease or to compel performance of the agreement, and the prevailing party to that litigation shall be paid by the losing party all expenses of such litigation including a reasonable attorneys' fees.


                                     (4)
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        12.     Option to Extend Term:  The Lessee shall have the option to extend the term of this lease for an additional period of 12 months beginning at 12:01 AM on SEPTEMBER 1, 1996 and ending at 11:59 PM on AUGUST 31, 1997, provided that written notice of the intention of the Lessee to exercise said option shall be delivered to the Lessor, at his address specified in Paragraph 9, at least three (3) months prior to the end of the primary term. The terms of the extended term, including rent, shall be determined by negotiation at the time the Lessee desires to re-lease the premises.

        13. Signs: All exterior signs must have prior approval of the Lessor and no unsightly signs shall be erected or permitted to remain on the exterior of the leased property or on either side of the windows or door at the front of the leased property.

        14. Public Utilities and Janitorial Serviced: The Lessee shall provide all utilities and inside janitorial services to the premises during the term of this lease.

        15. Maintenance: The Lessee will keep and maintain the leased premises and the spaces immediately adjoining the front and the rear thereof in a good and clean condition and will promptly remove or cause to be removed any rubbish or trash accumulating therein.

        16. Ad Valorem Real Estate Taxes: The Lessor will pay municipal and county ad valorem real estate taxes for the first full calendar year. Thereafter the Lessee will pay their proportionate share of any increase in such taxes and their proportionate share shall bear the same ratio to 100 percent of the total increase that the square footage of floor space of the entire building.



                                     (5)

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        17.     Warranty of Right to Lease:  The Lessor covenants that he owns fee simple title to all the property described in the first paragraph of this lease and that he has full and complete right to lease the same.

        18. Insurance: The Lessee agrees to obtain at his expense a policy or policies of liability insurance in company or companies approved by the Lessor, providing for liability insurance for bodily injury and property damage with a combined single limit of not less than $300,000. Said policy or policies shall be commercial general liability policies and will include the Lessor as additional named insured. Either the original or a duplicate original will be delivered to the Lessor and all premiums will be paid by the Lessee.

        19. Maintenance of Air-Conditioner: The LESSOR will maintain building air-conditioning unit or units and all parts thereof in good and substantial repair and working order.

        20. Janitorial Service: Lessee will provide its own interior janitorial service for the areas of the building.

        21. Condition of Property at Lease Temination: The Lessee will quietly surrender possession of the property and vacate same at the end of the original term, or at the end of the extended term, as the case may be, and return the property to the Lessor in as good conditon as when first occupied, reasonable wear and tear expected.

        22. Radon Gas Disclosure: Radon Gas is a naturally occurring radioactive gas that, when accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed Federal and State guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.



                                     (6)
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     23.  Disability Act:  Tenant shall be responsible for compliance with the
Demised Premises with all requirements of the Americans with Disabilities Act (the "Act"), and shall indemnify, defend and save Landlord harmless from any claim, damages or loss resulting from Tenant's failure to comply with the Act, which indemnification shall survive the termination of this Lease.

     24. Indemnity: The Lessee will, during the term of this Lease, or any renewals, indemnify the Lessor and hold him harmless against all claims, demands, and judgments for loss, damage, or injury to property or person resulting or occurring as a result of act or acts or omission or omissions of Lessee, its employees, agents or representatives, or the breach of any obligation of Lessee as set out in this Lease, but not by reason of the negligence of the Lessor.

     IN WITNESS WHEREOF, the Lessor has caused these presents to be executed in its name and the Lessee has hereto set his hand and seal on the day and year first above written, in two counterparts, either of which may be considered an original.


Signed, sealed and delivered in
the presence of:


                                            /s/ KDL CORP.
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WITNESS                                   LESSOR

                                            /s/ SIDNEY MOTEL OWNER
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WITNESS                                   LESSOR

                                            /s/ KEITH LARKIN
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WITNESS                                   LESSEE


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WITNESS                                   LESSEE


                                      (7)